SJW CORP.

               NOTICE OF GRANT OF STOCK OPTION

     Notice is hereby given of the following option grant (the
"Option") to purchase shares of the Common Stock of SJW Corp.
(the "Corporation"):

     Optionee:  ___________________________________

     Grant Date: __________________________________

     Vesting Commencement Date: ___________________

     Exercise Price:  $__________________ per share

     Number of Option Shares:  _____________ shares

     Expiration Date:  ____________________________

     Type of Option:  ___ Incentive Stock Option
                      ___ Non-Statutory Stock Option


     Exercise Schedule: The Option shall become exercisable for twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in a series of three (3) successive equal annual installments upon Optionee's completion of each additional year of Service over the three (3) year period measured from the first anniversary of the Vesting Commencement Date, subject to the terms of the Stock Option Agreement attached hereto as Exhibit A (the "Agreement").

     Other Benefits: The Option shall include dividend equivalent rights ("DERs") with respect to the Option Shares until the earlier of April 29, 2007 or the date that the Option is exercised. The terms of the DERs are as set forth in the Dividend Equivalent Rights Agreement attached hereto as Exhibit B.

     Optionee understands and agrees that the Option and corresponding DERs are granted subject to and in accordance with the terms of the SJW Corp. Long-Term Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Agreement. Optionee hereby acknowledges the receipt of a copy of the official prospectus for the Plan, dated April 15, 2003, in the form attached hereto as Exhibit C. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

     Employment at Will: Nothing in this Notice, in the Agreement, Dividend Equivalent Rights Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

Definitions: All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, in the Agreement, in the Dividend Equivalent Rights Agreement, or in the Plan.

DATED: ________________

                             SJW CORP.

                             By:    ___________________________

                             Title:  __________________________

                             ________________________, OPTIONEE

                             Address:


ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - Dividend Equivalent Rights Agreement
Exhibit C - Plan Summary and Prospectus



                          EXHIBIT B

                          SJW CORP.

                        STOCK OPTION

              DIVIDEND EQUIVALENT RIGHTS AGREEMENT
              ------------------------------------

RECITALS

     A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees and non-employee members of the Board (or the board of directors of any Parent or Subsidiary).

     B. Participant has been granted an Option under the Plan, the Notice of Grant to which this Dividend Equivalent Rights
Agreement is attached as Exhibit B.

     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the Plan and the Notice of Grant and agreement governing the underlying Option ("Option Agreement").
NOW, THEREFORE, it is hereby agreed as follows:

         1. An Option Deferred Stock Account will be established for you with respect to the Option.

         2. Each time a dividend is paid on Common Stock after the Grant Date, you will be credited with a dollar amount equal to the dividend paid per share multiplied by the number of shares still subject to the Option (plus the number of shares previously credited to your Option Deferred Stock Account) as of the record date for the dividend; provided that no further amounts will be credited after the earlier of the fourth anniversary of the Grant Date or the exercise of the Option.

         3. As of the first business day in January of each year, your Option Deferred Stock Account will be credited with a number of shares equal to (i) the cash dividend equivalent amounts credited to you pursuant to paragraph 2 above in the immediately preceding year divided by (ii) the average of the Fair Market Value of the Common Stock on each of the dates in the immediately preceding year on which dividends were credited.

         4. The shares of Common Stock credited to your Option Deferred Stock Account will vest in the same manner as the Option Shares to which they are attributable and, to the extent vested, shall be paid to you on the earlier of the fourth anniversary of the Grant Date of the Option or earlier exercise of the Option. No shares of Common Stock credited to your Option Deferred Stock Account shall be payable to the extent that they do not vest.

         5. This Agreement and the Dividend Equivalent Rights evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan and the Option Agreement.